UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the disclosure set forth under Item 8.01 is hereby incorporated into this Item 1.01 by reference.

Item 8.01.	Other Information.

As previously disclosed, on February 21, 2025, Vaxart, Inc. (the “Company”) received written notification from Advanced Technology International (“ATI”) in the form of stop work orders directing the Company to stop work on all of the Company’s efforts with respect to the Agreement and modifications under Project Agreement No. 01; RRPV-24-04-NGVx-003, dated June 13, 2024 (the “Project Agreement”), with ATI, the Rapid Response Partnership Vehicle’s Consortium Management Firm funded by the Biomedical Advanced Research and Development Authority (“BARDA”) of the U.S. Department of Health and Human Services, with the exception that the Company could continue efforts associated with the per protocol follow-up for the 400-person cohort.

On April 24, 2025, the Company received written notification from ATI in the form of a stop work order lift (the “Lift Notice”) that the stop work order had been lifted and that the Company may resume incurring costs, participating in meetings, and communicating with the Government and ATI concerning the project award. The Lift Notice required further discussion between the Company and BARDA regarding costs, timelines, and regulatory pathway agreement.

Subsequent to the Company’s receipt of the Lift Notice, the Company had a virtual meeting with BARDA wherein the Company was told that it could proceed with screening for the 10,000 participant portion of the Trial. Accordingly, the Company intends to reactivate field sites and screen participants for enrollment. The Company also intends to continue discussions with BARDA regarding the plan for dosing participants and will provide further updates as appropriate.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s receipt of any additional funding of under the Project Agreement, and about any actions that ATI, BARDA, or another part of the United States government may take relating to the stop work order, the Lift Notice, or the Trial. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with the Company’s ability to achieve milestones and deliverables under the Project Agreement and achieve successful results in the Trial, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: April 28, 2025
	By:	/s/ Phillip Lee
Phillip Lee
Chief Financial Officer